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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
SUBSIDIARY                                                   JURISDICTION OF INCORPORATION
----------                                                   -----------------------------
Midway Interactive Inc. ....................................           Delaware
Midway Home Entertainment Inc. .............................           Delaware
Midway/Nintendo Inc. -- 50% owned...........................           Delaware
Atari Games Corporation.....................................          California
Tengen, Inc. ...............................................          California
K.K. Time Warner Interactive................................             Japan
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